Exhibit 3.1

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

THE KEYW HOLDING CORPORATION

The KeyW Holding Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

FIRST: The Corporation desires to amend and restate its charter as currently in effect pursuant to these Articles of Amendment and Restatement.  These Articles of Amendment and Restatement set forth every charter provision currently in effect.  These Articles of Amendment and Restatement do not increase the aggregate par value of the Corporation’s capital stock.

SECOND: The Board of Directors of the Corporation, pursuant to and in accordance with the charter and bylaws of the Corporation and the Maryland General Corporation Law (the “MGCL”), duly advised the foregoing amendment and restatement of the charter of the Corporation and the stockholder of the Corporation, pursuant to and in accordance with the charter and bylaws of the Corporation and the MGCL, duly approved the foregoing amendment and restatement of the charter of the Corporation.

THIRD: The charter of the Corporation is hereby amended by striking in their entirety all of the charter provisions currently in effect, and by substituting in lieu thereof the following:

ARTICLE I

NAME

The name of the corporation is The KeyW Holding Corporation (which is hereinafter called the “Corporation”).

ARTICLE II

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE III

PRINCIPAL OFFICE IN STATE

The address of the principal office of the Corporation in the State of Maryland is c/o Incorporating Services, Ltd., 1125 West Street, Suite 229, Annapolis, MD 21401.

ARTICLE IV

RESIDENT AGENT

The name and address of the resident agent of the Corporation in the State of Maryland are Incorporating Services, Ltd., 1125 West Street, Suite 229, Annapolis, MD 21401.  The resident agent is a Maryland corporation.

ARTICLE V

STOCK

The Corporation has the authority to issue One Hundred Thousand (100,000) shares of capital stock, all of which are designated as common stock, with a par value of $0.001 per share, for an aggregate par value of One Hundred Dollars ($100.00).  The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the stockholders of the Corporation, may amend the charter of the Corporation (the “Charter”) from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.  The rights of all stockholders and the terms of all stock of the Corporation are subject to the provisions of the Charter and the Bylaws (as defined below).

ARTICLE VI

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 6.1            Number of Directors.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  The number of directors of the Corporation initially shall be three (3), which number may be increased or decreased only by the Board of Directors pursuant to the bylaws of the Corporation, as amended from time to time (the “Bylaws”), but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”).  The name of the directors currently in office and who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualify are Steve Demetriou, Kevin Berryman and Terence Hagen.  Any vacancy on the Board of Directors shall be filled in the manner provided in the Bylaws.

Section 6.2            Extraordinary Actions.  Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 6.3            Authorization by Board of Stock Issuance.  The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes or series, whether now or hereafter authorized, for such consideration as the Board of Directors deems advisable; and the Board of Directors may classify or reclassify any unissued shares or securities by fixing or altering in any one or more respects, from time to time before issuance of such shares or securities, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, of such shares or securities.

Section 6.4            Indemnification.  To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity, in each case, from and against any claim or liability to which such person may become subject or which such person may incur.  Any rights to indemnification and advance of expenses provided by the Charter and/or the Bylaws shall vest immediately upon election of a director or officer.  The Corporation may, with the approval of the Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.  The indemnification and payment or reimbursement of expenses provided in herein shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of the Charter or the Bylaws inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE VII

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer or former director or former officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.  Neither the amendment nor repeal of this Article VII nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VI, Section 6.1 of the foregoing amendment and restatement of the charter.

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IN WITNESS WHEREOF, THE KEYW HOLDING CORPORATION has caused these Articles of Amendment and Restatement to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 12th day of June, 2019, and its President acknowledges that these Articles of Amendment and Restatement are the act of The KeyW Holding Corporation and he further acknowledges that, as to all matters or facts set forth herein that are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information, and belief, and that this statement is made under the penalties for perjury.

ATTEST:		THE KEYW HOLDING CORPORATION

/s/ Michael R. Tyler		By:	/s/ Dawne S. Hickton
Name:	Michael R. Tyler	Name:	Dawne S. Hickton
Title:	Secretary	Title:	President and Chief Executive Officer

CONSENT OF RESIDENT AGENT

OF THE KEYW HOLDING CORPORATION

The undersigned hereby consents to be named by The KeyW Holding Corporation as its resident agent in the State of Maryland.

INCORPORATING SERVICES, LTD.

By:	/s/ Beverly O. Porter
Name:	Beverly O. Porter
Title:	Assistant Secretary